February 28, 1997

   Electronically Transmitted

   Securities and Exchange Commission
   Judiciary Plaza
   450 Fifth Street, NW
   Washington, DC  20549

   Gentlemen:

   In accordance with Rule 14a-6(b), transmitted herewith is the definitive proxy statement and proxy card in connection with the 1997 Annual Meeting of Shareholders of The Female Health Company (The "Company"). Shareholders are being asked to vote on the election of directors and to ratify the appointment of McGladrey & Pullen, LLP as the Company's independent public accountants. Because the solicitation relates to only the above items, no preliminary proxy statement has been filed. By separate paper filing of the date herewith, the Company has mailed to the Securities and Exchange Commission for its information seven copies of the Company's Annual Report to Shareholders pursuant to Rule 14a-3(c). The Company expects to mail definitive proxy statements to security holders on or about February 28, 1997.

   The Company meets the requirements to qualify as a "Small Business Issuer" in accordance with Regulation 12(b)(2) of the Exchange Act. In accordance with
   Item 10(a)(2) (iii) of Regulation S-B the Company continues to qualify as a "Small Business Issuer".

   In addition, please note that certain information required by Items 10, 11, 12 and 13 to Part III of the Company's 1996 Form 10-K for the year ended September 30, 1996 was incorporated by reference to the Company's 1997 Proxy Statement included herein.

   Very truly yours,

   THE FEMALE HEALTH COMPANY

   s/s William R. Gargiulo, Jr.
   ----------------------------

   William R. Gargiulo, Jr.
   Secretary

   cc:  J. Bedore, Reinhart, Boerner
        D. Krosner, Reinhart, Boerner

                                    SCHEDULE 14A
                                   (Rule 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT
                              SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the Securities
                                Exchange Act of 1934

     X    Filed by the Registrant
   -----
          Filed by a Party other than the Registrant
   -----
   Check the appropriate box:

          Preliminary Proxy Statement
   -----
          Confidential, for Use of the Commission Only (as permitted by Rule ----- 14a-6(e)(2))

     X    Definitive Proxy Statement
   -----
          Definitive Additional Materials
   -----
          Soliciting Material  Pursuant to Rule 14a-11(c) or Rule 14a-12
   -----
                              The Female Health Company
                  (Name of Registrant as Specified in Its Charter)

                              The Female Health Company
                     (Name of Person(s) Filing Proxy Statement)

   Payment of filing fee (Check the appropriate box):

     X    No fee required.
   -----
          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and ----- 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          (4) Proposed maximum aggregate value of transaction:

   ___    Fee paid previously with preliminary materials:

          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1) Amount previously paid:

          (2) Form, Schedule or Registration Statement no.:

          (3) Filing Party:

          (4) Date Filed:

                              THE FEMALE HEALTH COMPANY

                              919 North Michigan Avenue
                                     Suite 2208
                              Chicago, Illinois  60611

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              To be Held March 27, 1997


   To the Stockholders of The Female Health Company:

   Notice is hereby given that the Annual Meeting of the Stockholders of The Female Health Company (the "Company") will be held at The Knickerbocker Hotel-Towers East Room, 14th Floor, 163 East Walton Place, Chicago, Illinois on Thursday, March 27, 1997 at 2:00 p.m., central standard time, for the following purposes:

   (1) To elect five members to the Board of Directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 1998 Annual Meeting.

   (2) To consider and act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company's independent public accountants for the fiscal year ending September 30, 1997.

   (3) To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

   Stockholders of record at the close of business on February 19, 1997 are entitled to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. Stockholders who are unable to be present in person are requested to execute and return promptly the enclosed proxy, which is solicited by the Board of Directors of the Company.


   By Order of the Board of Directors,


             s/s William R. Gargiulo, Jr.
             -----------------------------

   William R. Gargiulo, Jr.
   Secretary


   Chicago, Illinois
   February 28, 1997

                              THE FEMALE HEALTH COMPANY
                              919 North Michigan Avenue
                                     Suite 2208
                              Chicago, Illinois  60611

                                   PROXY STATEMENT
                                 FOR THE 1997 ANNUAL
                               MEETING OF STOCKHOLDERS

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Female Health Company (the "Company") to be voted at the Annual Meeting of Stockholders to be held at The Knickerbocker Chicago Hotel-Towers East Room, 163 East Walton Place, Chicago, Illinois at 2:00 p.m. Central Standard Time on Thursday, March 27, 1997, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing to stockholders of this Proxy Statement and accompanying form of proxy will take place on or about February 28, 1997.

                                 GENERAL INFORMATION

   The Board of Directors knows of no business which will be presented to the meeting other than the matters referred to in the accompanying Notice of Meeting. However, if any other matters are properly presented to the meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their judgment. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later dated proxy or a vote in person at the Annual Meeting. Shares represented by properly executed proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed proxy returned to the Company, the shares represented thereby will be voted in FAVOR of the election of the directors listed in the enclosed proxy and for ratification of McGladrey & Pullen, LLP as the Company's independent auditors.

   Only holders of the common stock of the Company (the "Common Stock") whose names appear of record on the books of the Company at the close of business on February 19, 1997 are entitled to vote at the meeting. On that date, there were 7,670,711 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be presented at the meeting. The affirmative vote of a majority of the shares of Common Stock represented and voted at the meeting (assuming a quorum is present) is required for approval of the proposal being submitted to stockholders. Accordingly, abstentions and broker non-votes will have no effect.

                              ELECTION OF DIRECTORS
                                     (Item 1)

   Pursuant to the authority contained in the Amended and Restated By-Laws of the Company, the Board of Directors has established the number of directors at five. The Board of Directors has nominated William R. Gargiulo, Jr., Mary Ann Leeper, Ph.D., O. B. Parrish, Stephen M. Dearholt and David R. Bethune for election as directors, all to serve until the 1998 Annual Meeting of Stockholders.

   As indicated below, all persons nominated by the Board of Directors are incumbent directors. The Company anticipates that all of the nominees listed in this Proxy Statement will be candidates when the election is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the Company (except where a proxy withholds authority with respect to the election of directors).

                         NOMINEES FOR ELECTION AS DIRECTORS

   O. B. PARRISH
   Age: 63; Elected Director: 1987; Present Term Ends: 1997 Annual Meeting:

   Mr. Parrish has served as Chief Executive Officer of the Company since 1994 and as Chairman of the Board since 1987. Mr. Parrish has also served as the President and as a director of Phoenix Health Care of Illinois, Inc.
   ("Phoenix of Illinois") since 1987.   Phoenix of Illinois is the owner of
   approximately 4% of the outstanding Common Stock of the Company. Mr. Parrish was Co-Chairman and a director of Inhalon Pharmaceuticals, Inc. until its sale to Medeva PLC, and is Chairman and a director of ViatiCare LLC, a financial services company. From 1977 until 1986, Mr. Parrish was President of the Global Pharmaceutical Group of G.D. Searle & Co., a pharmaceutical/ consumer products company. From 1974 until 1977, Mr. Parrish was the President of Searle International, the foreign sales operations of Searle. Prior to that, Mr. Parrish was Executive Vice President of Pfizer's International Division.

   MARY ANN LEEPER, Ph.D.
   Age: 56; Elected Director: 1987; Present Term Ends: 1997 Annual Meeting:

   Dr. Leeper has served as the President and Chief Operating Officer of the Company since January 22, 1996 and as President and Chief Executive Officer of The Female Health Company division from May 1994 until January 29, 1996 (when the division was consolidated with the Company). Dr. Leeper also served as Senior Vice President-Development of the Company from 1989 until January 22, 1996. Dr. Leeper has served as a Vice President and director of Phoenix of Illinois since 1987. From 1981 until 1986, Dr. Leeper was Vice President-Markets Development of the Pharmaceutical Group of G.D. Searle & Co.

   WILLIAM R. GARGIULO, JR.
   Age: 68; Elected Director: 1987; Present Terms Ends: 1997 Annual Meeting:

   Mr. Gargiulo has served as Vice President and Secretary of the Company since January 22, 1996. Prior to that Mr. Gargiulo served as Vice President-International of The Female Health Company division from May 1994 until January 29, 1996 (when the division was consolidated with the Company), Chief Operating Officer of the Company from 1989 to 1994, Assistant Secretary of the Company from 1989 to January 22, 1996 and General Manager of the Company from 1988 to 1994. Mr. Gargiulo is also a trustee of a trust which is a stockholder of Phoenix of Illinois. From 1984 until 1986, Mr. Gargiulo was the Executive Vice President of the Pharmaceutical Group of G.D. Searle & Co., in charge of its European operations. From 1976 until 1984, Mr. Gargiulo was the Vice President of Searle's Latin American operations.

   STEPHEN M. DEARHOLT
   Age: 50; Elected Director: 1996; Present Term Ends: 1997 Annual Meeting

   Mr. Dearholt is co-founder and partner in Response Marketing, one of the largest privately owned life insurance marketing organizations in the United States. He has over 23 years of experience in direct response advertising and database marketing of niche products. Since 1985 Mr. Dearholt has been a 50% owner of R.T. of Milwaukee, a private investment holding company which operates a stock brokerage business in Milwaukee, Wisconsin. Mr. Dearholt is also very active in the non-profit sector. He is currently on the Board of Directors of Children's Hospital Foundation of Wisconsin, an honorary board member of the Zoological Society of Milwaukee, and the national Advisory Council of the Hazelden Foundation. He is a past board member of Planned Parenthood Association of Wisconsin, and past Chairman of the Board of the New Day Club, Inc.

   DAVID R. BETHUNE
   Age: 56; Elected Director: 1996; Present Term Ends: 1997 Annual Meeting

   Mr. Bethune is currently a full-time consultant for Aesgen, Inc., a private start-up pharmaceutical company founded in 1994 and dedicated to the development of high quality generic pharmaceuticals and orphan drugs. Investors in the venture include the Mayo Biostudies Unit. Mayo Biostudies will utilize resources within the Mayo Clinic system to conduct research studies for Aesgen. Mr. Bethune was Group Vice President of American Cyanamid Company and a member of its Executive Committee until the recent sale of the company to American Home Products. He had global executive authority for human biologicals, consumer health products, pharmaceuticals and opthalmics as well as medical research. Previously, he was President of the Lederle Laboratories Division of American Cyanamid Company. Mr. Bethune rejoined Lederle from Searle, where he was President of Operations in the United States, Canada and the Caribbean since December 1986. From 1984 until his appointment as President of Operations, Mr. Bethune served as Vice President and General Manager, United States Pharmaceuticals. Mr. Bethune is on the Board of Directors of Elan Corporation, Atrix Pharmaceuticals and the American Foundation for Pharmaceutical Education, Partnership for Prevention. He is a founding trustee of the American Cancer Society Foundation and an associate member of the National Wholesale Druggists' Association and the National Association of Chain Drug Stores. He is the founding chairman of the Corporate Council of the Children's Health Fund in New York City and served on the Arthritis Foundation Corporate Advisory Council.

   The Board of Directors recommends that shareholders vote FOR all nominees.

                           INDEPENDENT PUBLIC ACCOUNTANTS
                                      (Item 2)

   The Board of Directors has appointed McGladrey & Pullen, LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending September 30, 1997. The Board proposes that the Stockholders ratify this appointment. McGladrey & Pullen, LLP audited the Company's financial statements for the fiscal year ended September 30, 1996. The Company expects that representatives of McGladrey & Pullen, LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

   In the event that ratification of the appointment of McGladrey & Pullen, LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

   A majority of the shares voted at the Meeting is required to ratify the appointment of the independent public accountants.

   The Board of Directors recommends that shareholders vote FOR the ratification of McGladrey & Pullen, LLP as the independent public accountants for the Company.

   Directors

   The Board of Directors currently consists of five members: O. B. Parrish, William R. Gargiulo, Jr., Mary Ann Leeper, Ph.D., Stephen M. Dearholt and David R. Bethune. At each annual meeting of stockholders, directors are elected for a full term of one year to succeed those directors whose terms are expiring.

   Committees of the Board of Directors and Meeting Attendance

   The Company has an Audit Committee and, during fiscal 1996, had a Compensation Committee. The Board's Audit Committee is comprised of Mr. Bethune and Mr. Dearholt. The responsibilities of the Audit Committee, in addition to such other duties as may be specified by the Board of Directors, include the following: (1) recommendation to the Board of Directors of independent auditors for the Company; (2) review of the timing, scope and results of the independent auditors audit examination; (3) review of periodic comments and recommendations by the auditors and of the Company's response thereto; and (4) review of the scope and adequacy of internal accounting controls. The Audit Committee did not meet during the fiscal year ended September 30, 1996.

   During fiscal 1996, the Board's Compensation Committee was comprised of Mr. Gargiulo and Mr. Bethune. The Company does not anticipate having a Compensation Committee in fiscal 1997. The responsibility of the Compensation Committee in fiscal 1996, in addition to such other duties as may have been specified by the Board of Directors, was to make recommendations to the Board of Directors with respect to compensation for the executive officers and to administer the 1989, 1990 and 1994 Stock Option Plans and the Cash and Performance Share Plan. The Compensation Committee held three meetings during the fiscal year ended September 30, 1996. In fiscal 1997, all compensation matters will be handled by the Company's Board of Directors. There is no standing nominating or similar committee of the Board of Directors.

   The Board of Directors held 15 meetings during the Company's fiscal year ended September 30, 1996. No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he/she served, if any.

   Director Compensation and Benefits

   Directors who are officers of the Company do not receive compensation for serving in such capacity. Individual directors who are not officers of the Company receive $1,000 for attendance at each board meeting or meeting of a committee of which he or she is a member. In addition, each director who is not an employee of the Company receives an automatic grant of options to purchase 30,000 shares of the Company's Common Stock under the Company's Outside Director Stock Option Plan. This grant is made upon the director's initial appointment to the Board of Directors and the options vest in accordance with the vesting criteria set forth in the plan.

   Executive Officers

   The names of, and certain information regarding, executive officers of the Company who are not directors of the Company, are set forth below.

   Name            Age   Position
   -------------------------------------------------
   Jack Weissman   49    Vice President, Trade Sales
   Michael Pope    38    Vice President, General Manager Chartex
   Mark A. Osborn  38    Vice President, Chief Financial Officer

   Jack Weissman
   Vice President - Trade Sales

   Mr. Weissman has served as Vice President-Trade Sales since June 1995. From 1992 to 1994, Mr. Weissman was Vice President-Sales for Capitol Spouts, Inc., a manufacturer of pouring spouts for gable paper cartons. During the 1989-1992 period, he acted as General Manager-HTV Group, an investment group involved in the development of retail stores. Mr. Weissman joined Searle's Consumer Products Group in 1979 and held positions of increasing responsibility, including National Account and Military Sales Manager. From 1985-1989 he was Director - Retail Business Development for The NutraSweet Company, a Searle subsidiary. Prior to Searle, Mr. Weissman worked in the consumer products field as account manager and territory manager for Norcliff Thayer and Whitehall Laboratories.

   Michael Pope
   Vice President, General Manager - Chartex International, Plc

   Mr. Pope has served as Vice President of the Company since 1996 and as General Manager of Chartex International, Plc since the Company's acquisition of Chartex. Mr. Pope has also served as a Director of Chartex Resources Limited and Chartex International, Plc since 1995. From 1990 until 1996, Mr. Pope was Director of Technical Operations for Chartex with responsibility for manufacturing, engineering, process development and quality assurance. Mr. Pope was responsible for the development of the high speed proprietary manufacturing technology for the female condom and securing the necessary approvals of the manufacturing process by regulatory organizations, including the FDA. Mr. Pope was also instrumental in developing and securing Chartex's relationship with its Japanese marketing partner. Prior to joining Chartex, from 1986 to 1990 Mr. Pope was Production Manager and Technical Manager for Franklin Medical, a manufacturer of disposable medical devices. During the period from 1982 to 1986, Mr. Pope was Site Manager, Engineering and Production Manager, Development Manager and Silicon Manager for Warne Surgical Products.

   Mark Osborn
   Vice President, Chief Financial Officer

   Mr. Osborn has served as Vice President and Chief Financial Officer since October, 1996. Prior to joining the Company, Mr. Osborn was employed by The LakeWest Group, a management consulting company. From 1990 to 1995, Mr. Osborn served as Divisional Vice President - Finance and in other management positions for Venture Stores, Inc., a mass merchandise retailer. Prior to Venture Stores, Inc., Mr. Osborn was Director of Planning and Analysis for Tonka Corporation, a manufacturer and marketer of toys and games.

   EXECUTIVE COMPENSATION

   The following table sets forth the annual and long-term compensation for each of the last three fiscal years for the Company's Chief Executive Officer and the two highest-paid executive officers other than the Chief Executive Officer (the "named executive officers"), who served in such capacity as of September 30, 1996, as well as the total compensation paid to each individual during the Company's last three fiscal years. No other executive officers of the Company received salary and bonus of in excess of $100,000 during the fiscal year ended September 30, 1996.

   SUMMARY COMPENSATION TABLE

                                                         Long-Term
                                 Annual                Compensation
                              Compensation                Awards
                                                             Securities
   Name and                   Fiscal                         Underlying
   Principal Position          Year    Salary      Bonus  Options/SARs(#)

   O.B. Parrish                1996   $90,000                  164,000  (a)
   Chairman and Chief          1995   $90,000                   44,000
     Executive Officer         1994   $37,500  (b)
   Mary Ann Leeper, Ph.D.      1996   $215,833                 200,000  (a)
   President and               1995   $175,000                 200,000
     Chief Operating Officer   1994   $72,917  (b)
   William R. Gargiulo, Jr.    1996   $100,000
   Vice President -            1995   $100,000
     International             1994   $41,667  (b)

   (a) Includes 44,000 and 200,000 options for Mr. Parrish and Dr. Leeper, respectively, which were granted in the 1995 fiscal year but repriced in 1996.

   (b) Salary began in May 1994 following the formation of the Female Health Company.


   Options/SAR Grants in Last Fiscal Year

   The following table sets forth certain information concerning options/SARs granted during fiscal 1996 to the named executive officers:

                                Individual Grants
                                              % of Total
                                  Number of  Options/SARs
                                 Securities   Granted to  Exercise
                                 Underlying   Employees   or Base
                                Options/SARs  in Fiscal    Price   Expiration
   Name                          Granted (#)   Year (1)  ($/Share)    Date

   O.B. Parrish                  120,000 (2)     23%       $3,875   9/20/2004
   O.B. Parrish                  44,000 (3)       8%       $3.875   4/5/2005
   Mary Ann Leeper Ph.D.         200,000 (3)     38%       $3.875   4/5/2005

   (1) The percentages represent the sum of options granted and options repriced which each named executive officer received during the fiscal year divided by the sum of the total number of options granted and options repriced for all employees in the fiscal year.

   (2) The options vest in one-third increments on each of (i) the first anniversary of the initial grant date, (ii) the date when the average sale price for the Company's Common Stock for any 10 consecutive trading days is at least $7.50 per share and (iii) the date the Company and its subsidiaries, on a consolidated financial basis, achieve a positive cash flow for a six-month period

   (3) Represents options granted in the 1995 fiscal year which were repriced in the 1996 fiscal year. On March 19, 1996, the Compensation Committee of the Board of Directors of the Company repriced and changed one of the vesting criteria on options granted to certain employees of the Company on November 21, 1994, including options for 200,000 shares to Dr. Leeper, and options for 44,000 shares to Mr. Parrish. The option exercise price per share was reduced from the initial exercise price of $6.00 to $3.875 (which was the last sale price of the Company's Common Stock on the American Stock Exchange on the date of the repricing). The options vest in one-third increments on each of (i) the first anniversary of the initial grant date, (ii) the date when the average sale price for the Company's Common Stock for any 10 consecutive trading days is at least $7.50 per share and (iii) the date the Company and its subsidiaries, on a consolidated financial basis, achieve a positive cash flow for a six-month period. Initially, the last one-third of the options were to vest when the Company achieved fully diluted earnings per share of at least $0.80 for any fiscal year. The Compensation Committee elected to reprice the options and change the final vesting criteria because the Committee felt that due to changed circumstances, including the reduction in the trading price of the Company's Common Stock, the options were no longer providing the incentive they were designed to provide.


   Aggregated Option Values at September 30, 1996

   The following table presents the value of unexercised options held by the named executive officers at September 30, 1996:

                                                         Value of
                                Number of Securities   Unexercised
                                     Underlying        In-The-Money
                                 Unexercised Options    Options at
                                  at September 30,     September 30
                                        1996             1996 (1)

                                    Exercisable/       Exercisable/
   Name                             Unexercisable     Unexercisable

   O.B. Parrish                    14,666/149,334    $23,832/$242,668
   Mary Ann Leeper, Ph.D.          66,667/133,333   $108,334/$216,666


   (1) Values are calculated by subtracting the exercise price from the $5.50 per share closing price of the Company's Common Stock on September 30, 1996.



   Employment Agreements

   Dr. Leeper entered into an employment agreement with the Company effective May 1, 1994. The original term of Dr. Leeper's employment extends to April 30, 1997 and renews automatically thereafter for additional three year terms unless notice of termination is given. The employment agreement is terminable by the Company at any time if such termination is for cause (as defined in the employment agreement). If Dr. Leeper is terminated without cause, the Company is obligated to continue to pay Dr. Leeper her base salary and any bonus to which she would have otherwise been entitled for a period equal to the longer of two years from date of termination or the remainder of the then applicable term of the employment agreement. In addition, the Company is obligated to continue Dr. Leeper's participation in any health, life insurance or disability plan sponsored by the Company in which Dr. Leeper participated prior to her termination of employment. Dr. Leeper's employment agreement provides for a base salary of $175,000, $195,000 and $225,000, respectively, for each of the first three years of her employment term, subject to the achievement of certain performance goals established by Dr. Leeper and the Company. If the employment agreement is renewed beyond the initial three year term, the base salary will be increased annually by the Board of Directors based upon Dr. Leeper's performance and such other factors as the Board of Directors deems appropriate. The employment agreement also provides Dr. Leeper with certain fringe benefits including an annual cash bonus of up to 100% of her base salary if certain performance goals to be established by the Board of Directors are achieved.

                                 SECURITY OWNERSHIP

   The following table sets forth certain information as of January 29, 1997 with respect to (a) each person known to the Company to own beneficially more than 5% of the Company's Common Stock, (b) each named executive officer and each director of the Company and (c) all directors and executive officers as a group:

                                            Amount of Beneficial Ownership
   Name of Beneficial Owner                    Shares      Percent

   O.B. Parrish (1)                            360,668      4.66%
   William R. Gargiulo, Jr. (1)                300,001      3.91%
   Mary Ann Leeper, Ph.D. (1)                  371,668      4.80%
   Stephen M. Dearholt (2)(3)                  604,537      7.68%
   David R. Bethune (2)                        10,000       0.13%
   Phoenix Health Care of Illinois, Inc.       299,501      3.90%
   State of Wisconsin Investment Board         635,000      8.30%
   Heartland Advisors, Inc. (4)                585,100      7.65%
   All directors, nominees and
   executive officers, as a group
   (eight persons) (1)(2)(3)(5)               1,074,538     13.33%


   (1) Includes 269,501 shares owned by and 30,000 shares under option to Phoenix Health Care of Illinois, Inc. ("Phoenix of Illinois"). Messrs. Parrish and Gargiulo and Dr. Leeper may be deemed to share voting and dispositive power as to such shares since Mr. Gargiulo is a trustee of a trust which is a stockholder of, and Mr. Parrish and Dr. Leeper are officers, directors and stockholders of Phoenix of Illinois. For Dr. Leeper, also includes 5,500 shares owned by and 66,667 shares under option to her (which options are currently exercisable or exercisable within 60 days); for Mr. Parrish also includes 6,500 shares owned by and 54,667 shares under option to him (which options are currently exercisable or exercisable within 60 days); and for Mr. Gargiulo, also includes 500 shares owned by him.

   (2) Includes options to purchase 10,000 shares (which are currently exercisable) granted pursuant to the terms of the Company's Outside Director Stock Option Plan.

   (3) Includes 169,257 shares owned directly by Mr. Dearholt and 210,000 Warrants which are currently exercisable. Also includes the following shares which Mr. Dearholt may be deemed to beneficially own: 69,500 shares held by the Dearholt, Inc. Profit Sharing Plan; 9,680 shares held by the Response Marketing Money Purchase Plan; 118,000 shares held by the Mary C. Dearholt Trust Act, B (of which Mr. Dearholt is a trustee); and 18,100 of shares held by Mr. Dearholt's minor child.

   (4) Heartland Advisors, Inc. may be deemed the beneficial owner of the above shares which are held in the Heartland Value Fund, which is a series of a registered investment company for which Heartland Advisors, Inc. serves as the investment adviser.

   (5) Includes 26,666 shares which other executive officers have the right to acquire (based on options which are currently exercisable or exercisable within 60 days) pursuant to the terms of the Company's 1990 Stock Option Plan. The address of Phoenix is 919 North Michigan Avenue, Suite 2208, Chicago, Illinois 60611. The address of the State of Wisconsin Investment Board is 121 East Wilson Street, Madison, Wisconsin 53702. The address of Heartland Advisors, Inc. is 790 N. Milwaukee Street, Milwaukee, WI 53202.
   The business address of all other shareholders beneficially owning 5% or more of the Company's outstanding shares of Common Stock is the same as the address of the principal office of the Company. The above beneficial ownership information is based on information furnished by the specified person and is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as required for purposes of this Proxy Statement. This information should not be construed as an admission of beneficial ownership for other purposes.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than ten percent shareholders are also required by SEC regulation to furnish the Company with copies of all reports filed pursuant to Section 16(a). To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were satisfied, except that the Form 3 that was timely filed for Mark Osborn, the Company's Vice President and Chief Financial Officer, inadvertently failed to disclose that Mr. Osborn was granted options for 22,500 shares of Common Stock and was awarded 10,000 shares of restricted stock.

                                CERTAIN TRANSACTIONS

   During fiscal 1996, the Company entered into an agreement with John A. Wundrock and Thomas J. Bonesho, two of its former directors. Pursuant to this agreement, the Company acknowledged that Mr. Wundrock and Mr. Bonesho incurred $67,186.87 of expenses in connection with the Company's special meeting proxy related to the approval of the sale of Holdings and the change in the Company's name. In accordance with this agreement, the Company agreed to reimburse Messrs. Wundrock and Bonesho for such expenses by issuing them 15,580 shares of the Company's Common Stock, representing the number of shares required to reimburse them for such expenses based on the last sale price of the Company's Common Stock on March 11, 1996

   During fiscal 1996, the Compensation Committee of the Board of Directors of the Company repriced and changed one of the vesting criteria on options granted to certain employees of the Company on November 21, 1994, including options for 200,000 shares to Dr. Leeper, options for 44,000 shares to Mr. Parrish and options for 90,000 shares to Phoenix Health Care of Illinois, Inc., a corporation in which Mr. Parrish and Dr. Leeper are officers, directors and shareholders. The option exercise price was reduced from the initial exercise price of $6.00 to $3.875 (which was the last sale price of the Company's Common Stock on the American Stock Exchange on the date of the repricing) and the vesting criterion has changed. The Compensation Committee elected to reprice the options and change the final vesting criteria because the Committee felt that due to changed circumstances, including the reduction in the trading price of the Company's Common Stock, the options were no longer providing the incentive they were designed to provide.

   During fiscal 1996, the Company paid $60,000 for consulting services to Phoenix Health Care of Illinois, Inc., a corporation in which Mr. Parrish and Dr. Leeper are officers, directors and shareholders. The Company has an informal agreement to reimburse Phoenix for office space used by the officers of the Company. The space is leased by Phoenix Health Care of Illinois from a third party.

   On October 2, 1995 the Company borrowed $160,000 from Mr. Parrish. These funds were used to make a non-refundable deposit in connection with the Company's acquisition of Chartex Resources Limited. The borrowing is evidenced by a $160,000 demand note with interest payable on the first day of each quarter at a bank's prime rate of interest plus 1 1/4%. The note is secured by a stock issuance agreement which provides that, upon default, Mr. Parrish may require the Company to issue up to 68,572 shares of Company Common Stock (with demand registration rights) to be used by him as reimbursement for any amounts due under the note.

   On November 21, 1995 the Company borrowed $1,000,000 from an affiliate of Mr. Dearholt, a current director of the Company, under a one year note payable due in full November 20, 1996 with interest at 12% payable monthly. As part of this transaction, Mr. Dearholt personally guaranteed repayment of the Company's obligations under the $1,000,000 promissory note. In consideration of the transaction, the Company issued warrants to each of Mr. Dearholt and the lender, which entitles each of them to purchase 10,000 shares of the Company's Common Stock at $3.00 per share, which represented the average trading price of the Company's Common Stock for the five trading days prior to the issuance of such warrants. The warrants expire upon the earlier of the exercise of the warrant rights or November 20, 2000. Any stock issued under the warrants carries certain registration rights. Subsequent to the Company's Fiscal year end, the note was repaid.

   On March 25, 1996 the Company borrowed $1,000,000 from Mr. Dearholt, a current Director of the Company, under a one year note payable due in full March 25, 1997 with interest at 12% payable monthly. As part of this transaction, the Company issued warrants to Mr. Dearholt which entitle him to purchase 200,000 shares of the Company's Common Stock at $3.10 per share, which represented the average trading price of the Company's Common Stock for the five trading days prior to the originally scheduled closing date for the transaction. In addition, if the Company defaults on its obligation under this note, the Company is required to issue an additional 200,000 shares of its Common Stock to Mr. Dearholt, in addition to all other remedies to which Mr. Dearholt may be entitled. Any stock issued under the warrants carries certain registration rights. The warrants expire upon the earlier of their exercise or 2001.

   Mr. O. B. Parrish and Mr. William R. Gargiulo, Jr. work out of office space at 919 N. Michigan Avenue, Chicago, Illinois which is leased by Phoenix Health Care of Illinois from a third party. During fiscal 1996, the Company paid the monthly lease payments (total of $53,911) for this lease.



                               INDEPENDENT ACCOUNTANTS

   For the fiscal year ending September 30, 1996, McGladrey & Pullen, LLP served as the Company's independent auditors, having been engaged by the Company on May 30, 1996.

   The accounting firm of Ernst & Young, LLP ("E&Y") served as the Company's independent auditors for the fiscal year ending September 30, 1995 but resigned thereafter on February 21, 1996. E&Y's report (the "Report") on the Company's consolidated balance sheets as of September 30, 1995 and September 30, 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ending September 30, 1995, September 30, 1994 and September 30, 1993, was modified as to an uncertainty regarding whether the Company will continue as a going concern.

   During the Company's two most recent fiscal years and any subsequent interim period preceding E&Y's resignation, there were not any disagreements with

   E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to E&Y's satisfaction, would have caused E&Y to make reference to the subject matter of the disagreements in connection with its Report.

                          PROPOSALS FOR 1998 ANNUAL MEETING

   Any stockholder who desires to submit a proposal for inclusion in the 1998 Proxy Statement should submit the proposal in writing to Mr. O. B. Parrish, Chief Executive Officer, The Female Health Company, 919 North Michigan Avenue, Suite 2208, Chicago, Illinois, 60611. The Company must receive a proposal by October 31, 1997 in order to consider it for inclusion in the 1998 Proxy Statement.

                              EXPENSES OF SOLICITATION

   The cost of this solicitation of proxies will be paid by the Company. It is anticipated that the proxies will be solicited only by mail, except that solicitation personally or by telephone may also be made by the Company's regular employees who will receive no additional compensation for their services in connection with the solicitation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to beneficial owners of stock held by such persons. The Company will reimburse such parties for their expenses in so doing.




   By Order of the Board of Directors,

        s/s William R. Gargiulo, Jr.
        -----------------------------

   William R. Gargiulo, Jr., Secretary
   Chicago, Illinois
   February 28, 1997

                              THE FEMALE HEALTH COMPANY
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints William R. Gargiulo, Jr. and O. B. Parrish, or either one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the annual meeting of stockholders of The Female Health Company to be held on Thursday, March 27, 1997, at 2 p.m., Central Standard Time, at The Knickerbocker Hotel-Towers East Room, 14th Floor, 163 East Walton Place, Chicago, Illinois, and at any adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

   The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

   Please sign exactly as your name appears hereon, date and return this proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2.

                 DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED


                      THE FEMALE HEALTH COMPANY ANNUAL MEETING

   1.  ELECTION OF DIRECTORS:  1 - O.B. Parrish                     GRANT
                               2 - William R. Gargiulo, Jr.   -----
                               3 - Mary Ann Leeper, Ph.D.           WITHHOLD for
                               4 - Stephen M. Dearholt        ----- the election
                               5 - David R. Bethune                 of directors

   (Instructions:  To withhold authority to vote for any
   indicated nominee, write the number(s) of the nominee(s)
   in the box provided to the right.) -------------------------->
                                                                      ---------

   2.  Ratification of the appointment of McGladrey & Pullen, LLP
   as the Company's independent public accountants for the           FOR
   fiscal year ending September 30, 1997.                      -----
                                                                     AGAINST
                                                               -----

   Address Change?
                       ------
   Mark Box
   Indicate changes below:

   Date                     1997      NO. OF SHARES
        -----------------,
   Signature(s)


   -----------------------------------------
   If signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. If shares are held by two or more persons, all holders must sign the proxy.